UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION STATEMENT

July __, 2024

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

☒	Filed by the registrant

☐	Filed by a party other than the registrant

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CEMTREX, INC.

(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of Securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction : $____________

5)	Total fee paid: $_____________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

CEMTREX, INC.

135 Fell Court

Hauppauge, NY 11788

(631)756-9116

INFORMATION STATEMENT PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT

OF 1934 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Cemtrex, Inc., a Delaware corporation (“we”, “us” or “our”), has approved, and the holders of an excess of a majority of the outstanding shares of our classes of voting stock of the Company, Common Stock, par value $0.001 per share (the “Common Stock”), Series C Preferred Stock, par value $0.001 (the “Series C Preferred”), and Series 1 Preferred Stock, par value $0.001(the “Series 1 Preferred”) have executed a written consent in lieu of a special meeting approving an amendment to our Certificate of Incorporation to authorize a reverse split of the Company’s outstanding shares of common stock, par value $0.001 per share, with a split ratio of between 1 for 10 and 1 for 20, which will be determined by the Board of Directors at any time or times for a period of 12 months after the date of the written consent (the “Reverse Split”).

The accompanying Information Statement, which describes the above corporate action in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Under the Delaware General Corporation Law and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding Common Stock is sufficient under the Delaware General Corporation Law and our bylaws to approve the actions described above. Accordingly, the actions described above will not be submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effected until at least twenty (20) calendar days after the mailing of the Information Statement to our stockholders.

This letter is the notice required by Section 228(e) of the Delaware General Corporation Law. We will first mail the Information Statement on or about July __, 2024 to our stockholders of record as of July 22, 2024.

By Order of the Board of Directors of Cemtrex, Inc.

/s/ Saagar Govil
Name:	Saagar Govil
Title:	Chairman, President and CEO

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CEMTREX, INC.

135 Fell Court

Hauppauge, NY 11788

(631)756-9116

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14c-2 THEREUNDER

NO VOTE OR OTHER ACTION OF STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Cemtrex, Inc., a Delaware corporation (“we”, “us” or “our”) is sending this Information Statement solely for the purpose of informing our stockholders in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the actions taken by the holders of a majority of our outstanding shares of our classes of voting stock of the Company, Common Stock, par value $0.001 per share (the “Common Stock”), Series C Preferred Stock, par value $0.001 (the “Series C Preferred”), and Series 1 Preferred Stock, par value $0.001(the “Series 1 Preferred”), by written consent in lieu of a special meeting. No action is requested or required on your part.

What actions were taken by written consent in lieu of a special meeting?

Our Board of Directors (the “Board”) has approved, and stockholders holding at least a majority of the issued and outstanding shares of our classes of voting stock have approved, by written consent in lieu of a special meeting: an amendment to our Certificate of Incorporation to authorize a reverse split of the Company’s outstanding shares of common stock, par value $0.001 per share, with a split ratio of between 1 for 10 and 1 for 20, which will be determined by the Board of Directors at any time or times for a period of 12 months after the date of the written consent (the “Reverse Split”).

Additional information regarding the Reverse Split is set forth below under “APPROVAL OF THE REVERSE SPLIT”.

What vote was obtained to approve the Reverse Split described in this Information Statement?

The Reverse Split was approved by our Board on July 22, 2024, and by our stockholders pursuant to action taken by majority written consent dated July 22, 2024 (the “Record Date”). The approval of the Reverse Split by written consent of stockholders in lieu of a special meeting requires the consent of the holders of at least a majority of our outstanding shares of Common Stock and Preferred Stock as of the Record Date. As of the Record Date, 16,952,270 shares of our Common Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote. As of the Record Date 50,000 shares of our Series C Preferred were issued and outstanding. Each share of our Series C Preferred is entitled to the number of votes equal to (i) the total number of shares of Common Stock outstanding at the time of such vote multiplied by 10.01 and divided by (ii) the total number of shares of Series C Preferred Stock outstanding, which amounts to an aggregate of 169,692,223 votes as of the Record Date. As of the Record date 2,456,827 shares of Series 1 Preferred were issued and 2,392,727 outstanding. Each share of Series 1 Preferred is entitled to two votes, which amounts to an aggregate of 4,785,454 votes.

Based on the foregoing, as of the Record Date, the total aggregate amount of votes entitled to vote regarding the approval of the Reverse Split and Issuance of Preferred Stock was 191,429,947. Pursuant to Delaware General Corporation Law, at least a majority of the voting equity of the Company, or at least 95,714,974 votes are required to approve the corporate actions by written consent. The majority of our shareholder voting power, which held 169,996,781 votes equal or approximately 88.8% of the voting equity of the Company, have voted in favor of the corporate actions, thereby satisfying the requirement pursuant to Delaware General Corporation Law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

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The following table sets forth the names of the holders of the Common Stock, the Series C Preferred Stock and the Series 1 Preferred Stock, the number of shares of Common Stock, the Series C Preferred Stock and the Series 1 Preferred Stock held by such holder, the total number of votes that such holder voted in favor of the corporate actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof:

Name of Voting Stockholder	Class of Stock	Number of Shares held	Number of Votes held by such Stockholder	Number of Votes that Voted in Favor of the Reverse Split	Percentage of the Voting Equity that Voted in Favor of the Reverse Split
Saagar Govil	Common Stock	39,962	39,962	39,962	0.02%
Saagar Govil	Series 1 Preferred Stock	132,298	264,596	264,596	0.14%
Saagar Govil	Series C Preferred Stock	50,000	169,692,223	169,692,223	88.64%
Total				169,996,781	88.80%

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement. Our costs are estimated at approximately $10,000.

Am I entitled to dissenter’s rights?

The Delaware General Corporation Law does not provide for dissenter’s rights for the Reverse Split.

APPROVAL OF THE REVERSE SPLIT

The Reverse Split Amendment

Our Board and stockholders granted the Board discretionary authority within the next twelve (12) months to file a Certificate of Amendment to the Certificate of Incorporation to effectuate the Reverse Split (the “Reverse Split Amendment”) of all of our issued and outstanding shares of common stock at an exchange ratio of not less than 1-for-10 and not more than 1-for-20, which we sometimes refer to as the Reverse Split. The form of the Reverse Split Amendment is attached to this Information Statement as Appendix A.

Background and Reasons for the Reverse Split

The Board of Directors has the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect the Reverse Split within this range at any time it believes to be most advantageous to our Company and stockholders in the next 24 months. The exact ratio of the Reverse Split, if effected, would be set at a whole number within the range as determined by the Board of Directors in its sole discretion. The Reverse Split Amendment would not change the number of authorized shares of our common stock and the par value of our common stock would remain at $0.001 per share. As of the date of this Information Statement, we do not have any current plans, arrangements or understandings related the issuance of any additional shares of common stock that will become newly available as a result of the Reverse Split.

On June 14, 2024, we received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that, because the closing bid price for our common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, we no longer meet the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

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In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), we have a period of 180 calendar days from the date of notification, or until December 11, 2024, to regain compliance with the Minimum Bid Price Requirement, during which the stock will continue to list on the Nasdaq.

The Reverse Stock Split would potentially increase our bid price such that we meet the Minimum Bid Requirement required for maintaining the listing requirements for the Nasdaq Capital Market. We currently do not meet the Nasdaq Minimum Bid Requirement. The Reverse Stock Split will not cause us to meet all of the listing requirements for Nasdaq. However, we believe the Reverse Stock Split will increase our stock price which may help us move towards eventually meeting the Minimum Bid Requirement. We can provide no assurances that the Reverse Stock Split will have a long-term positive effect on the market price of our common stock, or increase our ability to be maintain listing for trading on Nasdaq.

We believe that enabling our Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our Board of Directors may consider, among other things, factors such as:

●	the listing requirements of Nasdaq;
●	the historical trading price and trading volume of our common stock;
●	the number of outstanding shares of our common stock;
●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Split on the trading market for our common stock; and
●	prevailing general market and economic conditions.

Depending on the ratio for the Reverse Split determined by our Board of Directors, no less than 10 and no more than 20 shares of existing issued and outstanding common stock, as determined by our Board of Directors or a committee thereof, will be combined into one share of common stock. The Reverse Split Amendment, if any, will effect only the Reverse Split Ratio within such range determined by our Board of Directors to be in the best interests of our stockholders.

The Board will retain the authority not to effect the Reverse Split even though it has already obtained stockholder approval. Thus, the Board, at its discretion, may cause the filing of the Reverse Split Amendment to effect a Reverse Split or abandon it and effect no Reverse Split if it determines that such action is not in the best interests of our Company and stockholders.

Purpose of the Reverse Split

The Board of Directors is notifying stockholders of the proposed Reverse Split in connection with the plan to maintain listing our common stock on Nasdaq. The Board believes the consummation of the Reverse Split and the continued listing of our common stock on Nasdaq will make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons described in this Information Statement, we believe that effecting the Reverse Split is in the Company’s and our stockholders’ best interests.

We believe that the Reverse Split will improve our ability to maintain listing on Nasdaq. Nasdaq requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. A decrease in the number of outstanding shares of our common stock resulting from a Reverse Split should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain over the Minimum Bid Price Requirement of Nasdaq following the Reverse Split.

Additionally, we believe that the Reverse Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. As previously discussed, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Split will make our common stock a more attractive and cost-effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

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Reducing the number of outstanding shares of our common stock through the Reverse Split is intended, absent other factors, to increase the per share market price of our common stock in order to attract new investors and meet the Minimum Bid Price Requirement of Nasdaq. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, we cannot assure you that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Split. Accordingly, the total market capitalization of our common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

Procedure for Implementing the Reverse Split

The Reverse Split, if effected, would become effective upon the filing (the “Effective Time”) of the Reverse Split Amendment with the Office of the Secretary of State of the State of Delaware. The Reverse Split Amendment will implement the exchange ratio (of not less than 1-for-10 nor more than 1-for-20) as determined by the Board of Directors prior to the Effective Time. The exact timing of the filing of the Reverse Split Amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the Reverse Split Amendment, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Split.

Effect of the Reverse Split on Holders of Outstanding Common Stock

The Reverse Split will not affect any stockholder’s percentage ownership interest in our Company, except as described below in “Fractional Shares” and with respect to the Adjustable Warrants, also described below. Record holders of our common stock otherwise entitled to a fractional share as a result of the Reverse Split because they hold a number of shares not evenly divisible by the Reverse Split Ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share. In addition, the Reverse Split will not affect any stockholder’s proportionate voting power (subject to the treatment of Fractional Shares and Adjustable Warrants as discussed herein).

The Reverse Split will not change the terms of our common stock. After the Reverse Split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Our common stock will remain fully paid and non-assessable.

After the effective time of the Reverse Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Effective Time of a Reverse Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Split Ratio. In addition, a reduction in the number of shares of our common stock outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

The availability of a substantial number of authorized but un-issued shares of our common stock resulting from the Reverse Split, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our common stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our Articles of Incorporation or bylaws as then in effect. The proposal to effectuate the Reverse Split did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our Board of Directors did not authorize the Reverse Split to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

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In addition, the Reverse Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

The principal effect of the Reverse Split will be that (i) the number of shares of common stock issued and outstanding will be reduced to a number of shares between and including one-tenth to one-twentieth that amount, as the case may be based on the ratio for the Reverse Split as determined by our Board, and (ii) all outstanding options and warrants (other than the Adjustable Warrants described above) entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants (other than the Adjustable Warrants described below), as applicable, between and including one-tenth to one-twentieth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants (other than the Adjustable Warrants described below), as applicable, immediately preceding the Reverse Split at an exercise price equal to between and including 10 to 20 times the exercise price specified before the Reverse Split, resulting in essentially the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the Reverse Split, as the case may be based on the ratio for the reverse stock split as determined by our Board. Other awards under our 2020 Equity Compensation Plan would be subject to proportionate adjustments.

The following table, which is for illustrative purposes only, illustrates the effects of Reverse Split at certain exchange ratios within the foregoing range, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock and authorized shares of capital stock as of the Record Date.

	Before Reverse Split	After Reverse Stock Split
		1-for-10	1-for-20
Common Stock Authorized	50,000,000	50,000,000	50,000,000

Preferred Stock Authorized	10,000,000	10,000,000	10,000,000

Common Stock Issued and Outstanding	16,292,270	[*]	[*]

Common Stock Underlying Options and Warrants (1)	[*]	[*]	[*]

Common Stock Available for Grant under 2020 Equity Compensation Plan	1,991,207	[*]	[*]

Common Stock Authorized and Unreserved	[*]	[*]	[*]

(1) The number of shares in the table above, does not take into account any adjustments that may occur after the completion of the Reverse Split in the Adjustable Warrants outstanding as described in the section “Certain Risk Associated with the Reverse Split” below.

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Certain Risk Associated with the Reverse Split

There are certain risks associated with the implementation of the Reverse Split, including as follows.

■	While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in any particular price for our common stock or result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

■	There can be no assurance that the market price per new share of our common stock after a Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split. We completed a prior reverse split in January 2023, after which the trading price of our common stock fell significantly. Accordingly, the total market capitalization of our common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split. Moreover, in the future, the market price of our common stock following the Reverse Split may not exceed or remain higher than the market price prior to the Reverse Split.

■	Although we expect that the Reverse Split will result in an increase in the market price of our common stock, we cannot assure you that the Reverse Split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of common stock outstanding or result in a permanent increase in the market price. The effect the Reverse Split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. If the Reverse Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

■	The Reverse Split may result in some stockholders owing “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

■	We have outstanding warrants to purchase [*] shares of common stock at an exercise price of $0.85 per share (the “Adjustable Warrants”) that provide that upon the completion of the Reverse Split the exercise price of warrants will be reduced to the lowest daily volume weighted average price during the five consecutive trading days prior to the date of such Reverse Split and the five consecutive trading days after the date of such Reverse Split (assuming such price is less than the exercise price then in effect), and the number of warrant shares issuable shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the date of issuance. If we complete a Reverse Split, this provision will likely result in the post-split exercise price of the Adjustable Warrants being reduced and the number of shares of common stock underlying the Adjustable Warrants being significantly increased. By approving the Reverse Split, our Board and majority shareholder have approved the foregoing adjustments.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than we have instituted for registered stockholders for processing the Reverse Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

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Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Some of our registered holders of common stock may hold their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership in our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If your shares of common stock are held in book-entry form, you will receive a transmittal letter from our transfer agent, who is also acting as our exchange agent in connection with our Reverse Split, as soon as practicable after the Effective Time. The letter of transmittal will contain instructions on how to receive your post-Reverse Split shares of common stock electronically in book-entry form under the Direct Registration System (DRS). Shareholders will need to return to our transfer agent a properly executed and completed letter of transmittal in order to receive their new book-entry statement representing post-reverse split shares of common stock. The post-reverse split shares of common stock will contain the same restrictive legends as the pre-reverse split shares.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of the Company’s common stock in certificated form will be sent a transmittal letter by the Company’s transfer agent after the Reverse Split is effective. The letter of transmittal will specify instructions regarding how a shareholder should surrender his, her or its certificate(s) representing the Company’s common stock to our transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split common stock. No new certificates will be issued to a shareholder until such shareholder has surrendered all old certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its old certificate(s). Shareholders will then receive new certificates representing the number of whole common shares that they are entitled to as a result of the Reverse Split, subject to the treatment of fractional shares. Until surrendered, the Company will deem outstanding old certificates held by shareholders to be cancelled and only represent the number of whole post-Reverse Split shares of our common stock to which those shareholders are entitled, subject to such treatment of fractional shares. Any old certificates submitted for exchange, whether because of a sale, transfer or other disposition, will automatically be exchanged for new certificates. If an old certificate has a restrictive legend, the new certificate will be issued with the same restrictive legend.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, the Company will round up the fractional share to the next whole share.

Accounting Matters

The proposed Reverse Split Amendment will not affect the par value of our common stock per share, which will remain $0.001 par value per share. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Board Discretion to Implement the Reverse Split

The Board of Directors, in its sole discretion, may determine to implement the Reverse Split. Notwithstanding the approval of the Reverse Split by our majority shareholders, the Board of Directors, in its sole discretion, may determine not to implement the Reverse Split.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Clear Trust, LLC, having an address at 16540 Pointe Village Dr. Ste 205 Lutz, FL 33558 and telephone number (813) 235.4490.

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Consequences if the Reverse Split Amendment is Not Filed

The Reverse Split Amendment to effect the proposed Reverse Split of our issued and outstanding common stock is necessary for us to increase the trading price of our common stock and meet the Minimum Bid Price Requirement of Nasdaq. In order to move forward with our business strategy, key initiatives and plans to grow our business, we must raise additional funds and increase the price-per-share of our common stock. If we do not effect the Reverse Split, in all likelihood we would be unable to maintain our common stock on Nasdaq and we may be unable to obtain adequate capital to expand our sales and marketing efforts, increase our product offerings and grow our business. Without such additional capital, we may be required to scale back or eliminate some or all of our operations, which may have a material adverse effect on our business.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information as to shares of our common stock, Series A Preferred Stock and Series 1 Preferred Stock, all voting capital of the Company, owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, Series A Preferred Stock and Series 1 Preferred Stock (ii) each of our directors, and (iii) all of our executive officers and directors as a group. Unless otherwise stated, the address for each beneficial owner is at 135 Fell Court Hauppauge, NY 11788.

Name of Beneficial Owner	Common Stock		Series 1 Preferred Stock		Series C Preferred Stock
Directors and Executive Officers	Number of Shares Owned	Percent of Class(1)	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(3)
Saagar Govil	59,012	*	132,298	5.53%	50,000	100%
Paul J. Wyckoff	-	*	-	*	-	*
Brian Kwon	2,858	*	-	*	-	*
Manpreet Singh	2,858	*	-	*	-	*
Metodi Filipov	2,858	*	-	*	-	*
All Directors and Executive Officers as a Group (5 persons)	67,586	*	132,298	5.53%	50,000	100%

Greater than 5% stockholders	Number of Shares Owned	Percent of Class(1)	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(3)
Altium Capital Management, LP (4)	1,536,984	9.07%	-	*	-	*
L1 Capital Global Opportunities Master Fund, Ltd. (5)	1,280,866	7.56%	-	*	-	*
S.H.N. Financial Investments Ltd. (6)	1,280,866	7.56%	-	*	-	*
All greater than 5% shareholders	4,098,716	24.18%	-	*	-	*

(1)	As of July 22, 2024, 16,952,270 shares of Common Stock were issued and outstanding. In addition, there were 50,000 shares of Series C Preferred Stock outstanding which are entitled to vote 169,692,223 shares in the aggregate, all of which is held by Saagar Govil and 2,392,727 shares of Series 1 Preferred Stock outstanding which are entitled to vote 4,785,454 shares in the aggregate. Accordingly, there are a total of 191,429,947 voting shares outstanding.

(2)	Pursuant to the Certificate of Designation of the Series 1 Preferred Stock, each issued and outstanding share is entitled to two votes per share of Series 1 Preferred Stock at each meeting of our shareholders with respect to any and all matters presented to our shareholders for their action or consideration, including the election of directors.

(3)	Pursuant to the Certificate of Designation of the Series C Preferred Stock, each issued and outstanding share of Series C Preferred Stock are entitled to the number of votes per share equal to the result of (i) the total number of shares of Common Stock outstanding at the time of such vote multiplied by 10.01, and divided by (ii) the total number of shares of Series C Preferred Stock outstanding at the time of such vote, at each meeting of our shareholders with respect to any and all matters presented to our shareholders for their action or consideration, including the election of directors.

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(4)	Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on May 8, 2024, by Altium Growth Fund, LP, Altium Capital Management, LLC, and Altium Growth GP, LLC (collectively, the “Altium Entities”). Altium Growth Fund, LP is the record and direct beneficial owner of these securities. Altium Capital Management, LP is the investment adviser of, and may be deemed to beneficially own securities, owned by, Altium Growth Fund, LP. Altium Growth GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by, Altium Growth Fund, LP. The address of the principal business office of each of the Altium Entities is 152 West 57 Street, FL 20, New York, NY 10019.

(5)	Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on May 10, 2024, by L1 Capital Global Opportunities Master Fund, Ltd. David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund, Ltd. As such, L1 Capital Global Opportunities Master Fund, Ltd., Mr. Feldman, and Mr. Arber may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) the Company’s securities. The address of the principal business office of by L1 Capital Global Opportunities Master Fund, Ltd. is 161A Shedden Road, 1 Artillery Court PO Box 10085 Grand Cayman, Cayman Islands KY1-1001.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplementing it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at: 135 Fell Court Hauppauge, NY 11788.

MISCELLANEOUS

One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (631) 756-9116 or by mail to our address at 135 Fell Court Hauppauge, NY 11788, and Attn: Investor Relations.

We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

July __, 2024	By Order of the Board of Directors of Cemtrex, Inc.

/s/ Saagar Govil
Saagar Govil
Chairman, CEO, & President

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APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF CEMTREX, INC.

1.	Name of corporation:

Cemtrex, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

Fourth Article:

Effective at 12:01 a.m. on [  ], 2022 (the “Effective Time”), every [  ] shares of common stock issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one (1) validly issued, fully paid and non-assessable share of common stock (“New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of common stock shall be issued in connection with the Reverse Stock Split. No stockholder of the Corporation shall transfer any fractional shares of common stock. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of common stock. No certificates representing fractional shares of New Common Stock will be issued in connection with the Reverse Stock Split. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of New Common Stock to round up to the next whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock (“Old Certificates”), shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been combined.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: _____________ shares of common stock, Series C Preferred Stock and Series 1 Preferred Stock, voting as a single class, for ___% of the voting capital of the Corporation.

4.	Effective date of filing (optional): Upon filing

5.	Officer Signature (Required):

Saagar Govil, Chairman, President and Executive Officer